UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Performance Food Group Company

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STRAIGHT TALK

Performance Food Group
March 14, 2008
Richmond, VA
On January 18, 2008, we announced that PFG had entered into a definitive merger agreement with Vistar Corporation. Vistar is a portfolio company of The Blackstone Group and Wellspring Capital Management LLC. If the transaction is approved by PFG’s shareholders and the other conditions to closing under the merger agreement are satisfied, PFG will become a private company. Vistar, as you may know, is the leading food away from home distributor specializing in the Italian, pizza, vending, office coffee, and theater markets.
By working with Blackstone, Wellspring and Vistar, we will have considerable opportunities and resources to grow our business. The proposed investment in PFG is a significant one, and demonstrates Vistar’s, Blackstone’s and Wellspring’s belief in the value of our people, systems, customers, brands, and service.
As we go through this process, we want to keep you informed about our progress. Below are some key milestones:
•	We filed a preliminary proxy statement with the Securities and Exchange Commission, or the SEC, on February 15, 2008. The preliminary proxy statement is currently being reviewed by the SEC, which is not uncommon.
•	The “go shop” period under the merger agreement has expired. PFG can no longer solicit any acquisition offers.
•	After the preliminary proxy statement has been reviewed by the SEC, a copy of the proxy statement and a notice of a special shareholders meeting will be sent to all PFG shareholders, including our associates who are shareholders. We currently anticipate that this mailing will take place in late March or early April.
•	The special shareholders meeting will take place approximately 30 days from the date of the mailing. We currently anticipate that the special shareholders meeting will take place in late April or early May.
•	If the deal is approved by PFG’s shareholders, it could then take up to four weeks to close. As previously indicated, we expect to close the transaction by the end of the second quarter.
•	If the deal closes, key decisions (such as who will run the combined company and what the management structure will look like) will have to be made. Those decisions have not yet been taken. Once they are made, we will communicate them to our associates.
•	Deloitte & Touche LLP has been hired by Vistar to assist with the integration of PFG and Vistar.
•	The combined business will be called Performance Food Group, and the headquarters will remain in Richmond, VA.

•	Blackstone and Wellspring remain very excited about the prospects of the combined company and believe that together PFG and Vistar will have significant growth potential.
We continue to believe that this transaction will provide value to our shareholders, growth for our company, and future opportunities for our associates. We are confident that it is a positive move. During the next several months and throughout this transition period, we are counting on you to take care of our customers, support one another, and stay focused on running our businesses with honesty and integrity. You are the key ingredient to our success.
Steve Spinner
President & CEO
P.S. Remember, you can share your comments with us at straighttalk@pfgc.com. We want to hear from you!
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
In connection with the proposed merger, PFG will file a definitive proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by PFG at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from PFG by directing such request to Performance Food Group Company, 12500 West Creek Parkway, Richmond, VA 23238 Attention: Investor Relations. Investors and security holders are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the proposed transaction.
PFG and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of PFG’s participants in the solicitation, which may be different than those of PFG’s shareholders generally, is set forth in PFG’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the definitive proxy statement relating to the merger when it becomes available.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements based on current PFG management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination that under certain circumstances could require PFG to pay a $40.0 million termination fee to VISTAR; (2) the outcome of any legal proceedings that have been or may be instituted against PFG and others relating to the merger agreement; (3) the failure of the merger to close for any reason, including the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger or the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger, and the risk that any failure of the merger to close may adversely affect PFG’s business and the price of PFG’s common stock; (5) risks that the proposed transaction diverts management’s attention and disrupts current plans and operations, and the potential difficulties in employee retention as a result of the merger; (6) the effect of the announcement of the merger and actions taken in anticipation of the merger on PFG’s business relationships, operating results and business generally; and (7) the amount of the costs, fees, expenses and charges related to the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond PFG’s ability to control or predict. PFG undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.